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                                                                    Exhibit 23.1





               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Annual Report (Form 10-K) of Quidel Corporation of our report dated May 9, 1997, except for Note 10, as to which the date is June 13, 1997, included in the 1997 Annual Report to Shareholders of Quidel Corporation.

We also consent to the incorporation by reference in the Registration Statements (Form S-3 and Form S-8) and in the related Prospectuses of our report dated May 9, 1997, except for Note 10, as to which the date is June 13, 1997, with respect to the consolidated financial statements of Quidel Corporation incorporated by reference in the Annual Report (Form 10-K) of Quidel Corporation for the year ended March 31, 1997.



                                               /S/   ERNST & YOUNG LLP
                                            -------------------------------


San Diego, California
June 26, 1997





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